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                                                                    EXHIBIT 5.01
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                                January 18, 2002

Kana Software, Inc.
181 Constitution Drive
Menlo Park, CA  94025

Ladies and Gentlemen:

         At your request, I have examined the Registration Statement on Form S-3 (the "Registration Statement") filed by Kana Software, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on or about January 18, 2002 in connection with the registration under the Securities Act of 1933, as amended, of the re-offer and resale by certain security holders of the Company of an aggregate of 566,118 shares of the Company's Common Stock (the "Stock"), all of which are issuable upon exercise of certain outstanding Company warrants (the "Warrants") held by the selling stockholders named in the Registration Statement (the "Selling Stockholders").

         In rendering this opinion, I have examined:

         (1) the Company's Certificate of Incorporation, certified by the Delaware Secretary of State on July 29, 2001;

         (2) the Company's Bylaws, certified by the Company's Secretary on June 29, 2001;

         (3) the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

         (4) the prospectus (the "Prospectus") prepared in connection with the Registration Statement;

         (5) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in the Company's minute books; and

         (6) a certificate from the Company's transfer agent of even date herewith verifying the number of the Company's issued and outstanding shares of capital stock as of the date hereof and a list of option and warrant holders respecting the Company's capital and of any rights to purchase capital stock that was prepared by the Company and dated as of the date hereof verifying the number of such issued and outstanding securities).

         In my examination of documents for purposes of this opinion, I have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to me as originals, the conformity to originals and

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Kana Software, Inc.
January 18, 2002
Page 2

completeness of all documents submitted to me as copies, the legal capacity of all persons or entities executing the same (except with respect to due authorization, execution and delivery of the Warrants), the lack of any undisclosed termination, modification, waiver or amendment to any document I have reviewed and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. I have also assumed that the certificates representing the Stock have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

         For the purposes of this opinion, I have also assumed that the Selling Stockholders will, upon exercise of the Warrants, fully pay all required consideration for the Stock pursuant to the terms of the Warrants.

         As to matters of fact relevant to this opinion, I have relied solely upon my examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to me. I have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, I am not aware of any
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facts that would cause me to believe that the opinion expressed herein is not accurate.

         I am admitted to practice law in the State of California, and I render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and, with respect to the validity of corporate action and the requirements for the issuance of stock, of the State of Delaware.

         In connection with my opinion expressed below, I have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of such shares of Stock.

         Based upon the foregoing, it is my opinion that the 566,118 shares of Stock to be sold by the Selling Stockholders when issued, sold and delivered in the manner and for the consideration stated in the Warrants, Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

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Kana Software, Inc.
January 18, 2002
Page 3

       I consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to me, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments or supplements thereto. This opinion speaks only as of its date and I assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.

                                Very truly yours,


                                /s/ Eric Willgohs
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                                Eric Willgohs, Esq.